UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    October 21, 2004
                                                    ---------------------



                        TUMBLEWEED COMMUNICATIONS CORP.
   ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                    000-26223            94-3336053
---------------------------------- ------------------- ----------------------
 (State or other jurisdiction of      (Commission            (IRS Employer
         incorporation)               File Number)        Identification No.)

      700 Saginaw Drive, Redwood City, California             94063
------------------------------------------------------ ---------------------
        (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code        (650) 216-2000
                                                        --------------------


-----------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


2.02     Results of Operations and Financial Condition

                  On October 21, 2004, Registrant announced its financial results for the fiscal quarter ended September 30, 2004 and forward-looking statements relating to the fourth quarter of fiscal year 2004. The press release provides non-GAAP pro forma consolidated comparative income statements of operations comparing the three month and nine month periods ended September 30, 2004 and September 30, 2003. The press release also provides non-GAAP pro forma consolidated balance sheets comparing September 30, 2004 and December 31, 2003. A copy of the press release is furnished as exhibit 99.1 hereto.

9.01     Financial Statements and Exhibits

(c)      Exhibits.

             99.1 Press Release of Registrant, dated October 21, 2004, entitled "Tumbleweed Announces 30% Increase in Revenue for Third Quarter of 2004."

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                         TUMBLEWEED COMMUNICATIONS CORP.



                                             /s/Bernard J. Cassidy
                                         By: ________________________
                                         Name:  Bernard J. Cassidy
                                         Title: Secretary and General Counsel
Date:  October 21, 2004

                                 EXHIBIT INDEX

          EXHIBIT NO.                   DESCRIPTION

             99.1 Press Release of Registrant, dated October 21, 2004, entitled "Tumbleweed Announces 30% Increase in Revenue for Third Quarter of 2004."

                                                                  EXHIBIT 99.1

                TUMBLEWEED ANNOUNCES 30% INCREASE IN REVENUE FOR
                             THIRD QUARTER OF 2004

                  STRONG RESULTS IN ENTERPRISE AND GOVERNMENT
                       SECTORS DRIVE INCREASE IN REVENUE

REDWOOD CITY, CA - OCTOBER 21, 2004 - Tumbleweed(R) Communications Corp. (NASDAQ: TMWD), a leading provider of email and data security products for enterprises and government agencies, today reported results for the third quarter ended September 30, 2004.

FINANCIAL RESULTS
Tumbleweed reported Q3-04 revenue of $11.2 million, up 30% from $8.6 million in Q3-03; a net loss of $2.7 million, compared to a net loss of $1.8 million in Q3-03; and a non-GAAP loss, which excludes certain items described below, of $1.1 million, compared to a non-GAAP loss of $750,000 in Q3-03.

Net loss per share was $(0.06). Non-GAAP loss per share was $(0.02). Cash balances were $20.6 million at September 30, 2004.

"We are pleased to report strong financial results for the third quarter. We saw solid revenue growth in both the enterprise and government markets resulting in overall improved financial performance," said Jeffrey C. Smith, Chief Executive Officer of Tumbleweed. "Revenue from core product sales to enterprises reached its highest level yet, reflecting our marketing and product initiatives, including the introduction of a significant new release of our Email Firewall and the shipment of our first Secure Transport appliance."

"Solid growth and attention to expenses allowed us to report results for revenue and non-GAAP loss that were better than we had projected," said Tim Conley, Chief Financial Officer of Tumbleweed. "We expect that continued revenue momentum will allow Tumbleweed to make further progress toward profitability in the fourth quarter. "

NEW CUSTOMER WINS
During the quarter, Tumbleweed signed approximately 400 customer contracts including 95 new customers. More than 100 customers entered into contracts for repeat business, exclusive of maintenance renewals. Tumbleweed now has more than 1,000 enterprise customers.

New customers were primarily in the financial services, health care and government markets. In financial services, new customers include Fidelity Investments and GMAC Mortgage. In healthcare, wins include Ohio State University Medical Center, BlueCross BlueShield of Massachusetts and Blue Cross of Idaho. Other new customers include Airbus, Ernst & Young, the State of New Jersey, and a number of federal government agencies including the US Coast Guard and the United States Department of the Treasury.

Demonstrating continued customer satisfaction with its products, Tumbleweed received orders for expansion of existing applications or new product deployments from its existing customer base. These orders were from accounts such as American Express, Countrywide Home Loans, Goldman Sachs, JP Morgan Chase, Mass Mutual, Merck, Premera Blue Cross, Providian Financial, UPS, Verizon and Wells Fargo Bank.

PRODUCT NEWS
In the past quarter Tumbleweed announced and/or shipped several product releases that support the Company's email and data security strategy.

     o Tumbleweed announced the release of Email Firewall 6.0 (EMF), which contains critical new functionality including tiered administration, enhanced email authentication, and new protection modules such as the anti-fraud service to combat phishing and other more harmful sources of spam. EMF 6.0 is designed to integrate seamlessly on a single server with Tumbleweed's Secure Messenger 6.0, thus dramatically simplifying deployment of policy-based routing and encryption of confidential content.

     o Tumbleweed released the SecureTransport appliance. The appliance provides a much sought-after form factor for secure data delivery. Already, nine of the ten largest banks in the United States use Secure Transport software to send billions of dollars in transactions securely across the Internet. SecureTransport appliance supports a variety of file transfer protocols, including FTP/TLS and AS2. SecureTransport appliance is designed to reduce both the time and complexity to deploy mission-critical file transfer applications.

     o Tumbleweed expanded its email security suite with the introduction of MailGate Edge: a hardened appliance providing the first tier of defense against email threats such as Denial of Service (DoS) and Directory Harvest Attacks (DHA). Before MailGate Edge, many organizations were compromising the integrity of their email networks by storing data such as email traffic at the perimeter of the network. With MailGate Edge as a first line defense, spam and virus engines and their associated message queues can be moved behind the network perimeter. Moreover, production testing indicates MailGate Edge can block more than fifty-percent of incoming harmful email traffic at the perimeter of a network, before anti-spam and anti-virus processing is required.

     o Tumbleweed released the 2.2 version of the MailGate, a Linux-based appliance used to fight spam and viruses. The product recently won two industry awards for its capabilities. The new release adds Tumbleweed's Dynamic Anti-Spam service to MailGate and greatly enhances spam capture quality. MailGate now employs both a pro-active Intent Based Filtering (IBF) technology and a reactive Dynamic Anti-Spam (DAS) service designed to eliminate spam, viruses and sources of fraud from the e-mail stream.

EXPANDING DISTRIBUTION
Tumbleweed expanded its distribution channel resellers this quarter, bringing to 45 active channel partners in North America. The MailGate product continues to spearhead the channel expansion with more than 55% of Tumbleweed's Mailgate bookings in the third quarter being closed through channel partners. Tumbleweed expects additional reseller traction in the fourth quarter as a result of the introduction of the MailGate Edge product into the channel and continued efforts on reseller recruitment and training across product lines.

PATENTS
Tumbleweed licensed its Email Firewall patents to one additional competitor during the quarter. Tumbleweed has now licensed its patents to nine competitors, reflecting the continued value and relevance of its intellectual property for the email security industry.

FOURTH QUARTER FINANCIAL OUTLOOK

Tumbleweed's outlook for the fourth quarter of 2004:

     o Tumbleweed currently estimates that revenue in the fourth quarter of 2004 will be between $11.0 million and $12.0 million.

     o The non-GAAP results for the fourth quarter of 2004 is currently expected to range from a loss of $1.1 million to a slight profit, or $(0.02) to $0.00 per share. Per share amounts are based on 48.0 million shares. Non-GAAP net loss excludes amortization of intangibles and stock-based compensation expense estimated to be approximately $1.0 million.

     o GAAP net loss for the fourth quarter of 2004 is currently expected to be approximately $2.2 million to $1.0 million, or $(0.04) to $(0.02) per share.

     o Cash balances are expected to be approximately $20 million at the end of the fourth quarter.

CONFERENCE CALL INFORMATION
Tumbleweed management will host a conference call at 2:00 p.m. PDT (5:00 p.m.
EDT) today to discuss these results. The call can be accessed by dialing 800-322-0079 and giving the company name, "Tumbleweed." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing 877-519-4471 and entering the following pass code: 5249923. Also, the conference call will be available over the Internet at in the Investor Relations area of the site or by going to http://www.mkr-group.com.

NON-GAAP INFORMATION
The non-GAAP financial information included in this press release is not prepared in accordance with generally accepted accounting principals ("GAAP") as it excludes merger-related and other costs, amortization of intangible assets and stock-based compensation expense. Management believes that the presentation of non-GAAP information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses. Management also uses this non-GAAP information, along with GAAP information, in evaluating Tumbleweed's expenses. The non-GAAP operating results are presented for supplemental informational purposes only for understanding Tumbleweed's operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. A reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in the attached financial statements.

ABOUT TUMBLEWEED COMMUNICATIONS CORP.
A leading global email security company with more than 10 years in the business, Tumbleweed provides one of the deepest product lines and one of the most developed email security architectures available. From our email security suite, point solutions for spam, inbound and outbound filtering, to secure data encryption and certificate authentication, Tumbleweed has a solution used by enterprises and governments to help mitigate risk and increase network bandwidth. Tumbleweed customers include ABN Amro, Bank of America Securities, Catholic Healthcare West, JP Morgan Chase & Co., The Regence Group (Blue Cross/Blue Shield), Society for Worldwide Interbank Financial Telecommunication (SWIFT), St. Luke's Episcopal Healthcare System, the US Food and Drug Administration, and the US Navy and Marine Corps. Tumbleweed was founded in 1993 and is headquartered in Redwood City, Calif. For additional information about Tumbleweed go to or call 650-216-2000.

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to Tumbleweed's financial outlook, markets, products, services, its ability to successfully implement and distribute through an indirect sales channel, close appropriate business in a timely manner and adequately respond to competitive pressures surrounding its products, particularly the MailGate product. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," " intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 15, 2004 and Forms 10-Q filed May 10, 2004 and August 12, 2004.

Tumbleweed assumes no obligation to update information contained in this press release, including for example its guidance regarding its future performance, which represents Tumbleweed's expectations only as of the date of this release and should not be viewed as a statement about Tumbleweed's expectations after such date. Although this release may remain available on Tumbleweed's website or elsewhere, its continued availability does not indicate that Tumbleweed is reaffirming or confirming any of the information contained herein.


                                       Tumbleweed Communications Corp.
                                    Condensed Consolidated Balance Sheets
                                             September 30, 2004
                                                  (in 000s)

                                                                              9/30/2004          12/31/2003
                                  ASSETS                                     (unaudited)         (unaudited)
                                                                           -----------------  --------------


CURRENT ASSETS
  Cash and cash equivalents                                                       $  20,594           $  25,351
  Accounts receivable, net                                                            8,002              10,039
  Other current assets                                                                1,774               1,068
                                                                           -----------------  ------------------
     TOTAL CURRENT ASSETS                                                            30,370              36,458
                                                                           -----------------  ------------------

Goodwill                                                                             49,471              13,308
Intangible assets, net                                                                8,129               4,392
Property and equipment, net                                                           1,304               1,648
Other assets                                                                            671                 540
                                                                           -----------------  ------------------
                TOTAL ASSETS                                                      $  89,945           $  56,346
                                                                           =================  ==================

                        LIABILITIES & EQUITY

CURRENT LIABILITIES
  Accounts payable                                                                 $  1,535            $    250
  Current installments of long-term debt                                                267                 267
  Accrued liabilities                                                                 6,131               6,791
  Accrued merger-related and other costs                                                939                 485
  Deferred revenue                                                                   12,757              11,808
                                                                           -----------------  ------------------
     TOTAL CURRENT LIABILITIES                                                       21,629              19,601
                                                                           -----------------  ------------------
LONG TERM LIABILITIES

  Long-term debt, excluding current installments                                        267                 467
  Accrued merger-related and other costs, excluding current portion                     465                 540
  Deferred revenue, excluding current portion                                         3,073               2,984
  Other long term liabilities                                                           154                 159
                                                                           -----------------  ------------------
     TOTAL LONG TERM LIABILITIES                                                      3,959               4,150
                                                                           -----------------  ------------------
     TOTAL LIABILITIES                                                               25,588              23,751
                                                                           -----------------  ------------------
STOCKHOLDERS' EQUITY
  Common stock                                                                           49                  43
  Additional paid-in capital                                                        352,488             313,532
  Treasury stock                                                                       (796)               (796)
  Deferred stock compensation expense                                                  (865)               (302)
  Accumulated other comprehensive loss                                                 (645)               (585)
  Accumulated deficit                                                              (285,874)           (279,297)
                                                                           -----------------  ------------------
     TOTAL STOCKHOLDERS' EQUITY                                                      64,357              32,595
                                                                           -----------------  ------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                          $  89,945           $  56,346
                                                                           =================  ==================



                                       Tumbleweed Communications Corp.
                               Condensed Consolidated Statements of Operations
                                             September 30, 2004
                                      (in 000s, except per share data)


                                                                    Three Months Ended              Nine Months Ended
                                                                       September 30,                  September 30,
                                                                        (unaudited)                   (unaudited)
                                                                ----------------------------   ---------------------------
                                                                    2004          2003             2004           2003
                                                                ------------- --------------   -------------  ------------


 REVENUES
  Product revenue                                                   $  5,186       $  5,067       $  13,703     $   10,973
  Service revenue                                                      5,428          3,154          16,144          8,640
  Intellectual property and other revenue                                584            404           1,516            935
                                                                ------------- --------------   -------------  -------------
   NET REVENUE                                                        11,198          8,625          31,363         20,548
                                                                ------------- --------------   -------------  -------------
 COSTS OF REVENUES
 Cost of product and service revenue                                   1,491          1,334           4,141          3,976
 Amortization of intangible assets                                       510            217           1,327            534
                                                                ------------- --------------   -------------  -------------
 GROSS PROFIT                                                          9,197          7,074          25,895         16,038
 OPERATING EXPENSES
  Research and development                                             2,860          2,560           8,828          6,573
  Sales and marketing                                                  6,487          4,425          17,403         11,127
  General and administrative                                           1,345          1,551           3,689          4,489
                                                                ------------- --------------   -------------  -------------
 SUB-TOTAL OPERATING EXPENSES                                         10,692          8,536          29,920         22,189
  Stock-based compensation expense                                       141             75             522            124
  Amortization of intangible assets                                      421            206           1,137            226
  Amortization of in-process research and development                      -              -               -            100
  Merger-related and other costs                                         533            549           1,002          2,436
                                                                ------------- --------------   -------------  -------------
 TOTAL OPERATING EXPENSES                                             11,787          9,366          32,581         25,075
                                                                ------------- --------------   -------------  -------------
 OPERATING LOSS                                                       (2,590)        (2,292)         (6,686)        (9,037)

 NON-OPERATING INCOME (EXPENSE)
 Other income (expense), net                                            (113)           512             141            577
                                                                ------------- --------------   -------------  -------------
 NET LOSS BEFORE TAXES                                                (2,703)        (1,780)         (6,545)        (8,460)
  Provision for income taxes                                              28             17              29             24
                                                                ------------- --------------   -------------  -------------
 NET LOSS                                                         $   (2,731)    $   (1,797)     $   (6,574)    $   (8,484)
                                                                ============= ==============   =============  =============

Shares used in computing basic and diluted
   Net loss per share                                                 47,955         40,541          46,339         34,104

BASIC AND DILUTED NET LOSS PER SHARE                              $   (0.06)     $   (0.04)      $   (0.14)     $   (0.25)
                                                                ============= ==============   =============  =============

Reconciliation to Non-GAAP Net Loss
NET LOSS                                                          $  (2,731)     $  (1,797)      $  (6,574)     $  (8,484)
  Stock-based compensation expense                                      141             75             522            124
  Amortization of intangible assets                                     931            423           2,464            760
  Amortization of in-process research and development                     -              -               -            100
  Merger-related and other costs                                        533            549           1,002          2,436
                                                                ------------- --------------   -------------  -------------
NON-GAAP NET LOSS                                                 $  (1,126)     $    (750)      $  (2,586)     $  (5,064)
                                                                ============= ==============   =============  =============

NON-GAAP BASIC AND DILUTED NET LOSS PER SHARE                     $   (0.02)     $   (0.02)      $   (0.06)     $   (0.15)
                                                                ============= ==============   =============  =============

